 As filed with the Securities and Exchange Commission on November 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California	95-2086631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300	Srinivasan Anitha Chief Financial Officer Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to public)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Srinivasan Anitha

Chief Financial Officer

Trio-Tech International

Block 1008 Toa Payoh North

Unit 03-09 Singapore 318996

(65) 6265 3300

Daniel W. Rumsey, Esq.

Jack Kennedy, Esq.

Disclosure Law Group,

a Professional Corporation

600 West Broadway, Suite 700

San Diego, California 92101

Tel: (619) 272-7050

Fax: (619) 330-2101

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 3, 2025

$50,000,000

COMMON STOCK

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is quoted on the NYSE American (“NYSE American”) under the symbol “TRT.” The last reported sale price of our common stock on Oct 31, 2025 was $7.38 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Unless otherwise stated, as used in this prospectus “we,” “us,” “Company,” “our,” “Trio-Tech” or “TTI” refers to Trio-Tech International, a California corporation.

We are a California corporation and conduct our operations in two segments: semiconductor back-end solutions and industrial electronics. Geographically, we operate in the United States (“U.S.”), Singapore, Malaysia, Thailand and China. Our wholly owned subsidiary, Trio-Tech International Pte. Ltd., Singapore, owns 100% of our entities in China (Trio-Tech (Tianjin) Co., Ltd., Trio-Tech (SIP) Co., Ltd. and Trio-Tech (Chongqing) Co. Ltd.); Trio-Tech (Bangkok) Co., Ltd in Thailand and 55% of Trio-Tech (Malaysia) Sdn. Bhd. in Malaysia. Our wholly owned subsidiary Trio-Tech (SIP) Co., Ltd. owns 100% of Trio-Tech (Jiangsu) Co., Ltd, located in Suzhou, China.

We conduct a significant portion of our operations through our wholly owned subsidiary in the People’s Republic of China (“China” or the “PRC”). As a result, we are subject to a number of risks associated with doing business in the PRC, including: (i) regulatory oversight and government intervention; (ii) legal and operational uncertainty; (iii) audit and disclosure risks; (iv) restrictions on capital flows; and (v) geopolitical and trade tensions.

The Company and its subsidiaries do not have any variable interest entities based in China. Our business primarily consists of the design, manufacture, and testing of semiconductor equipment and burn-in systems, as well as the provision of related testing services. We also design, manufacture, and distribute industrial electronic equipment. Our customers are primarily from the automotive, avionics, defense, and other industrial sectors. Our businesses are not impacted by anti-monopoly policies, variable interest entities policies, or data security policies, nor are our businesses subject to extraordinary oversight from the Chinese government. As of the date of this prospectus, the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange has not been impacted; however, there are uncertainties in the interpretation and enforcement of applicable laws and regulations in the People’s Republic of China (“PRC”), which could materially and adversely impact our business and financial outlook. See “Risk Factors” on page 9.

As of October 31, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,488,237, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 3,131,233 shares of outstanding common stock held by non-affiliates, at a price per share of $8.14 on October 15, 2025, which was the highest closing price of our common stock reported on the NYSE American within the last 60 days prior to the date of this filing.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Our business and investing in our securities involve significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 9 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025

TRIO-TECH INTERNATIONAL

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context requires otherwise, references to “Trio-Tech,” “TTI,” “Company,” “Registrant,” “we,” “us” or “our” includes Trio-Tech International and its subsidiaries.

COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 9, before deciding whether to purchase our securities.

Overview

Trio-Tech International (the “Company”, or “TTI”) was incorporated in fiscal year ended June 30, 1958 under the laws of the State of California. The Company has traditionally been a provider of reliability test equipment and services to the semiconductor and other industries. The Company provides comprehensive electrical, environmental, and burn-in testing services to semiconductor manufacturers in Asia. The Company designs and manufactures an extensive range of burn-in and reliability test equipment used in the “back-end” manufacturing processes of semiconductors. The Company also designs, manufactures and distributes an extensive range of test, process and other equipment used in the manufacturing processes of customers in various industries in the consumer and industrial market. The Company also acts as a design-in reseller of a wide range of camera modules, LCD displays and touch screen panels.

The semiconductor industry has experienced periods of rapid growth, but has also experienced downturns, often in connection with, or in anticipation of, maturing product cycles of both semiconductor companies’ and their customers’ products and decline in general economic conditions. To reduce our risks associated with sole industry focus and customer concentration, we continue to put effort into expanding our line of businesses. Management periodically evaluates the ongoing contributions of each of its business segments to its current and future revenue and prospects. As a result, it may divest one or more business segments in the future to enable management to concentrate on segments where it anticipates opportunities for future revenue growth, thereby maximizing shareholder value.

To achieve our strategic plan for our semiconductor business, we believe that we must pursue and win new business in the following areas:

●	Primary markets – Capturing additional market share within our primary markets by offering superior products and services to address the needs of our major customers.

●	Growing markets – Expanding our geographic reach in areas of the world with significant growth potential.

●	New markets – Developing new products and technologies that serve wholly new markets.

●

Complementary strategic relationships – Through complementary acquisitions or similar arrangements, we believe we can expand our markets and strengthen our competitive position. As part of our growth strategy, the Company continues to selectively assess opportunities to develop strategic relationships, including acquisitions, investments and joint development projects with key partners and other businesses.

In the first quarter of Fiscal 2025, we made changes in our business strategy in an effort to better align with our focus areas and to streamline operations. While the semiconductor industry is and will remain a major market for Trio-Tech, an important component of our strategy is to reduce our historic concentration on this industry. As a result, we decided to organize our operating businesses based on the markets that we serve. Beginning in Fiscal 2025, we report our financial performance based on our new segments, Semiconductor Back-end Solutions and Industrial Electronics.

“Semiconductor Back-end Solutions” (“SBS”) segment comprises of our core semiconductor back-end manufacturing and testing operations that serve the semiconductor industry. Our value-added distribution business, along with our services and equipment manufacturing operations that serve various industries will be reported together in our “Industrial Electronics” (“IE”) segment.

The types of products and services provided by each segment are summarized below:

Semiconductor Back-end Solutions (SBS)

The SBS segment of the Company designs and manufactures an extensive range of burn-in and reliability test equipment used in the “back-end” manufacturing processes of semiconductors. Our equipment includes burn-in systems, burn-in boards and related equipment that is used in the testing of structural integrity of integrated circuits. We also act as an extended development team of Integrated Device Manufacturers (“IDMs”) and Fabless semiconductor companies in the testing process with our expert technical skills, especially in the New Product Introduction (“NPI”) process.

The Company also provides comprehensive electrical, environmental, and burn-in testing services to semiconductor manufacturers in our testing laboratories in Asia. Our customers include both manufacturers and end users of semiconductor and electronic components who look to us when they decide to outsource their testing process. We also support the asset-light strategy of our customers by setting up test facilities and providing component level, package level and system level testing services with expert technology that improves the productivity of our customers. The independent tests are performed to industry and customer specific standards.

Industrial Electronics (IE)

The IE segment of the Company includes the design, manufacture and distribution of an extensive range of test, process and other equipment used in the manufacturing processes of customers in various industries in the consumer and industrial market. Our equipment includes environmental chambers, leak detectors, autoclaves, centrifuges, dynamic testers, HAST testers, temperature-controlled chucks, and more. This segment also provides preventive maintenance, calibration services, repair services and upgrading and refurbishment services for temperature, humidity and pressurization equipment.

In addition to marketing our proprietary products, we distribute mechanical, electrical and electronic products made by manufacturers around the world. The products include environmental chambers, mechanical shock and vibration testers, specialized equipment for aerospace applications and more. We also distribute a wide range of components such as connectors, sockets, cables, LCD displays and touch screen panels. We act as value-added resellers by enhancing the value of the distributed products by customizing each to the needs of our customers through our expert engineering and integration services. We also support our customers as their extended research and development arm in product design, leveraging the expert skills of our component engineers and design engineers.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page 9 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

Trio-Tech International was incorporated in 1958 under the laws of the State of California. Our mailing address and executive offices are located at Block 1008 Toa Payoh North, Unit 03-09, Singapore 318996, and our telephone number is (65) 6265-3300. Our corporate website address is www.triotech.com. The information contained on our website is not, and should not be interpreted to be, part of this prospectus.

Our common stock, no par value, is currently listed for quotation on the NYSE American under the symbol TRT.

RISK FACTORS

ITEM 1A ─ RISK FACTORS

The following are certain risk factors that could impact our business, financial results and results of operations.  Investing in our common stock involves risks, including those described below.  The risk factors below, among others, should be considered by prospective and current investors in our common stock before making or evaluating an investment in our securities.  These risk factors could cause actual results and conditions to differ materially from those projected herein.  If the risks we face, including those listed below, actually occur, our business, financial condition or results of operations could have a negative impact, and the trading price of our common stock could decline, which could cause you to lose all or part of your investment.

Our operating results are affected by a variety of factors.

There are a wide variety of factors that could materially affect our operating results, revenue and profitability or lead to significant variances in quarterly or annual operating results.  These factors include, among others, components relating to:

●	change in economic and market conditions in the semiconductor industry;
●	loss of key personnel or the shortage of available skilled employees;
●	changes in technology in the semiconductor industry, which could affect demand for our products and services;
●	changes in operating, manufacturing, testing and other processes;
●	other technological, economic, financial and regulatory factors beyond our control;
●	the impact of competition;
●	currency fluctuations;
●	the devaluation of local currencies;
●	market acceptance of our products and services;
●	the lack of long-term purchase or supply agreements with customers and vendors;
●	changes in military or commercial testing specifications, which could affect the market for our products and services;
●	difficulties in profitably integrating acquired businesses, if any, into the Company;
●	labor issues;
●	political instability, international political or economic events;
●	changes in tax laws, tariffs and freight rates;
●	import and export controls; and
●	the impact of natural disasters on local infrastructures.

Unfavorable changes in these or other factors could materially and adversely affect our financial condition or results of operations.  We may not be able to generate revenue growth, and any revenue growth that is achieved may not be sustained.  Our business, results of operations and financial condition would be materially adversely affected if operating expenses increased and were not subsequently followed by increased revenues. For a more complete discussion of the material risks facing our business, see below:

Concentration of Customers

During the years ended June 30, 2025 and 2024, combined sales of equipment and services to our three largest customers accounted for approximately 47.0% and 49.5%, respectively, of our total net revenue. Of those sales, $7,548 (20.7%) and $8,700 (20.6%) of our total net revenue were from one major customer for the years ended June 30, 2025 and 2024, respectively. The majority of our sales and services in the years ended June 30, 2025 and 2024 were made or provided to customers outside of the U.S.

As of June 30, 2025 and 2024, trade account receivables from our three largest customers accounted for approximately 56.3% and 57.0%, respectively, of our total trade account receivables. Within these balance, $2,376 (22.0%) and $2,217 (20.8%) of our total trade account receivables were from one major customer for the years ended June 30, 2025 and 2024, respectively. We regularly assess the creditworthiness of our customers and evaluate the adequacy of the allowance for expected credit losses.

Our ability to maintain close, satisfactory relationships with our customers is essential to our stability and growth.  However, due to a high concentration of customers, the loss, reduction, or delay of orders placed by our significant customers, or delays in collecting accounts receivable from our significant customers, could adversely affect our results of operations and financial positions.

A majority of our annual revenues are derived from outside the U.S., and we maintain significant operations outside the U.S.

Sales and services to customers outside the United States accounted for approximately 94.18% and 94.46% of our sales for Fiscal 2025 and 2024, respectively.  We are exposed to numerous risks because of the international nature of our business and operations. Operating internationally presents a number of challenges, including, but not limited to trade policy changes, imposition of government controls, trade restrictions, political instability, geopolitical tensions, natural disasters, legal or regulatory changes, acts of war such as the wars between Russia and Ukraine or the current conflict between Israel and Hamas and further escalation thereof, tax consequences, and currency fluctuations and social and cultural differences. We expect these conditions to continue in the foreseeable future.

Over the past several years, there have been rules and regulations issued by BIS that have had an impact on our ability to sell certain products and provide certain services to potential customers in China. Additionally, the Chinese government has adopted, and may further adopt, new regulations, in response to U.S. government actions, which could adversely affect our ability to do business in China.

Impact of economic and market uncertainty on our business, financial conditions and cashflow.

Global demand for electronic devices is a key driver of our business. Economic uncertainty can lead to reduced consumer and business spending, causing our customers to decrease, delay, or cancel equipment, component, and service orders. Tightening credit markets and higher borrowing costs may also hinder their ability to secure funding for capital expenditures. Historically, periods of economic downturn have negatively impacted our product and service sales, and future downturns could similarly affect our financial performance. Failure to adapt effectively to changing macroeconomic conditions could materially and adversely affect our business, financial condition, and results of operations.

Our business is also directly influenced by capital expenditures from semiconductor manufacturers, assemblers, and testing companies, which are highly dependent on market demand for integrated circuits. The semiconductor industry is inherently volatile and cyclical, experiencing periods of both capacity shortages and excess capacity. During times of excess capacity, companies significantly cut capital equipment purchases—including our products—and reduce testing volumes, exerting downward pressure on our pricing. These cyclical fluctuations can materially impact our revenue and profitability.

Our testing products and services may be adversely affected by our sales of testing equipment.

If our testing equipment is purchased by semiconductor manufacturers and assemblers, it may reduce the likelihood that they will make further purchases of such equipment or use our laboratories for testing services.  Although military or other specifications require certain testing to be done by independent laboratories, over time other current customers may have less need of our testing services.  The increasing demand for semiconductor chips from various industries, including automotive, industrial, consumer electronics, and healthcare, is expected to augment the growth of the outsourced semiconductor assembly and test services.  As a result, we anticipate continued growth in the test laboratory business.  However, there is no assurance that this trend will continue.  In an attempt to diversify our sales mix, we may seek to develop and introduce new or advanced products, and to acquire other companies in the electronics industry.

We do not rely on patents to protect our products or technology.

Generally, we do not rely on patent or trade secret protection for our products or technology.  Competitors may develop technologies similar to or more advanced than ours.  We cannot assure that our current or future products will not be copied or will not infringe on the patents of others.  Moreover, the cost of litigation of any claim or damages resulting from infringement of patents or other intellectual property could adversely affect our business, financial condition and results of operations. In fiscal years 2025 and 2024 we did not register any patents within the U.S.

Challenges in competing within a highly competitive and rapidly evolving industry may adversely affect our business and financial performance.

The semiconductor equipment and testing industries are intensely competitive.  Significant competitive factors include price, technical capabilities, quality, automation, reliability, product availability and customer service.  We face competition from established and potential new competitors, many of whom have greater financial, engineering, manufacturing and marketing resources than us.  New products or testing facilities offered by our competitors could cause a decline in our revenue or a loss of market acceptance of our existing products and services.  Increased competitive pressure could also lead to intensified price-based competition.  Price-based competition may result in lower prices, adversely affecting our operating results.

The rapid pace of technological change further compounds these challenges. Advances in semiconductor technology may render our existing testing equipment and services obsolete, causing significant price erosion for products tested with older technologies. Our success depends on our ability to anticipate industry trends, develop and introduce advanced testing solutions, enhance existing offerings, and maintain cost competitiveness. Achieving these objectives may require substantial engineering investments, and newly introduced products and services may be subject to warranty claims or returns. If we fail to adapt to technological advancements in a timely and effective manner, our market position may weaken, making it more difficult to compete.

There are numerous testing laboratories in the areas where we operate that perform a range of testing services similar to those offered by us.  However, recent severe competition in the Southeast Asia testing and burn-in services industry has reduced the total number of our competitors.  As we have sold and anticipate continuing to sell our products to competing laboratories, and other test products are available from many other manufacturers, our competitors are able to offer the same testing capabilities.  The relevant testing equipment is also available to semiconductor manufacturers and users who might otherwise use third party testing laboratories, including us, to perform testing.  The existence of competing laboratories and the purchase of testing equipment by semiconductor manufacturers and users are potential threats to our future testing services revenue and earnings.  Although these laboratories and new competitors may challenge us at any time, we believe that other factors, including reputation, long service history and strong customer relationships, are more important than pricing in determining our position in the market.

Our ability to compete successfully in the rapidly evolving semiconductor industry depends on many factors, including:

●	Our success in developing and marketing new products, software platforms and manufacturing technologies and bringing them to market on a timely basis;
●	The quality and price of our products;
●	The diversity of our product lines;
●	The cost effectiveness of design, development, manufacturing, support and marketing efforts, especially as compared to our competitors;
●	Our customer service and customer satisfaction;
●	Our ability to successfully execute our flexible manufacturing initiative;
●	The pace at which customers incorporate our products into their systems;
●	The number, strength and nature of our competitors, the markets they target and the rate of their technological advances;
●	General economic conditions; and
●	Our access to and the availability of working capital.

Although we believe we currently compete effectively in the above areas to the extent they are within our control, given the pace of change in the industry, our current abilities are not guarantees of future success. If we are unable to compete successfully in this environment, our business, financial conditions and result of operations will be seriously harmed.

Our results may be affected by interest rate fluctuations.

We do not use derivative financial instruments in our investment portfolio.  Our investment portfolio is generally comprised of low risk and short-term instruments.  Our policy is to place these investments in instruments that meet high credit quality standards.  These securities are subject to interest rate risk and could decline in value if interest rates fluctuate, and thus subject us to market risk due to those fluctuations.  Due to the short duration and conservative nature of our investment portfolio, we do not expect any material loss with respect to our investment portfolio, though no assurances can be given that material losses will not occur.

The interest rates on our loans and lines of credit range from 3.0% to 5.75% per annum.  As of June 30, 2025, the outstanding aggregate principal balance on these loans and lines of credit were approximately $825. These interest rates are subject to change, and we cannot predict an increase or decrease in rates, if any. However, an increase in interest rates could have an adverse effect on our financial results.

We may incur losses due to foreign currency fluctuations.

Significant portions of our revenue are denominated in Singapore dollars, Malaysian ringgit, Thai baht, Chinese yuan, and other currencies. Consequently, a portion of our costs, revenue and operating margins may be affected by fluctuations in exchange rates, primarily between the U.S. dollar and such foreign currencies.  We are also affected by fluctuations in exchange rates because our reporting currency is the U.S. dollar whereas the functional currencies in our Asia operations are non-U.S. dollars. Foreign currency translation adjustments resulted in a increase of $1,800 to shareholders’ equity for Fiscal 2025 and a decrease of $106 to shareholders’ equity for Fiscal 2024.

We try to reduce our risk of foreign currency fluctuations by purchasing certain equipment and supplies in U.S. dollars and seeking payment, when possible, in U.S. dollars. However, we may not be successful in our attempts to mitigate our exposure to exchange rate fluctuations due to rapid and unpredictable changes. Those fluctuations could have a material adverse effect on the Company's financial results.

We do not have contracts with key suppliers.

We have no written contracts with any of our suppliers.  Our suppliers may terminate their relationship with us at any time without notice.  There can be no assurance that we will be able to find satisfactory replacement suppliers or that new suppliers will not be more expensive than the current suppliers if any of our suppliers were to terminate their relationship with us.

We are highly dependent on key personnel.

Our success has depended, and to a large extent will depend, on the continued services of S. W. Yong, our Chairman and Chief Executive Officer, our other key senior executives, and engineering, marketing, sales, production and other personnel, each of whom is party to an employment agreement with the Company.  We are the beneficiary of “key man” life insurance in the amount of $6 million on Mr. Yong.  The loss of these key personnel, who would be difficult to replace, could harm our business and operating results.  Competition for management in our industry is intense and we may be unsuccessful in attracting and retaining the executive management and other key personnel that we require.

We may not pay cash dividends in the future.

We did not declare any cash dividends in either Fiscal 2025 or Fiscal 2024.  Based on the results from Fiscal 2025, we do not anticipate paying a cash dividend with respect to the year ended June 30, 2025.  There is no assurance that we will, or that we will be able to, pay any cash dividends on our common stock in the future.  The Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes. Additionally, California law prohibits the payment of dividends if the Company does not have sufficient retained earnings or cannot meet certain asset to liability ratios.

The market price for our common stock is subject to fluctuation.

The trading price of our common stock has from time to time fluctuated widely and will likely continue to be volatile due to various factors, some of which are beyond our control, including, but not limited to:

●	quarterly variations in our results of operations or those of our competitors;
●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
●	the perceptions of general market conditions in the semiconductor industry, electronics industry, and global market conditions;
●	our ability to develop and market new and enhanced products on a timely basis;
●	any major change in our board or management;
●	changes in governmental regulations or in the status of our regulatory compliance;
●	recommendations by securities analysts or changes in earnings of our competitors;
●	announcements about our earnings or the earnings of our competitors that are not in line with analysts’ expectations;
●	the volume of short sales, hedging and other derivative transactions on shares of our common stock;

●	economic conditions and growth expectations in the markets we serve;
●	The imposition of tariffs in the markets we serve; and
●	general economic and credit conditions.

Further, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations. These broad market and industry factors may seriously harm the market price of our common stock, regardless of actual operating performance.  Fluctuations in the trading price of our common stock may adversely affect our liquidity.

Our management has significant influence over corporate decisions.

As of June 30, 2025, officers and directors of the Company and their affiliates beneficially owned approximately 27.62% of the outstanding shares of common stock, based upon 4,312,805 shares outstanding. As a result, they may be able to significantly influence matters requiring approval of the shareholders, including the election of directors, and may be able to delay or prevent a change in control of the Company.

Changes in U.S. tax legislation regarding our foreign earnings could materially impact our business.

A majority of our revenue is generated from customers located outside the U.S. and a substantial portion of our assets, including employees, are located outside the U.S. income taxes and foreign withholding taxes have not been provided on undistributed earnings for certain non-U.S. subsidiaries, because such earnings are intended to be indefinitely reinvested in the operations of those subsidiaries. The administration has recently announced initiatives could substantially reduce our ability to defer U.S. taxes, including limitations on deferral of U.S. taxation of foreign earnings, eliminate utilization or substantially reduce our ability to claim foreign tax credits and eliminate various tax deductions until foreign earnings are repatriated to the U.S. If any of these proposals are constituted into law, they could have a negative impact on our financial position and results of operations.

We are subject to examination by the U.S. Internal Revenue Service (“IRS”) and foreign tax authorities from time to time. We are subject to income tax audits or similar proceedings in other jurisdictions in which we do business, and as a result we may incur additional costs and expenses or owe additional taxes, interests and penalties which will negatively impact our operating results.

We are subject to income taxes in the U.S. and certain foreign jurisdictions, and our denomination of our tax liability is subject to review by applicable domestic and foreign tax authorities. This would result in a decrease of our current estimate unrecognized tax benefits or increase our tax liabilities, which could negatively impact our financial position, results of operations and cash flows.

We may utilize debt financing and such indebtedness could adversely affect our business, financial condition, results of operations, earnings per share and our ability to meet our payment obligations.

We routinely incur indebtedness to finance our operations and at times we have had significant amount outstanding indebtedness and substantial debt service requirements. Our ability to meet our payment and other obligations under our indebtedness depends on our ability to generate significant cash flow. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. There is no assurance that our business will generate cash flow from operations, or that future borrowings will be available to us and our existing or any amended credit facilities or otherwise, in an amount sufficient to enable us to meet payment obligations under indebtedness we may undertake from time to time. If we are not able to generate sufficient cash flow to serve our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay obligations under any indebtedness we owe. As of June 30, 2025, our bank loan payable and lines of credits were approximately $825.

Our operations and financial results could be severely harmed by natural disasters and public health crises such as COVID-19 Pandemic.

We have significant operations in the U.S., Singapore, Malaysia, Thailand and China. Our customers and suppliers are located in numerous countries throughout the world. Operations at our facilities and our assembly subcontractors and those of our suppliers, and customers, are subject to disruption for a variety of reasons, including work stoppages, public health crisis such as the COVID-19 pandemic, fire, earthquake, extreme temperatures, energy shortages, flooding or other natural disasters. Such disruption has caused and could in the future result in cancellation of orders, delays in deliveries or other business activities, or loss of customers and could seriously harm our business. In case of any disruptions in our supply chain, we may need to commit to increased purchases and provide longer lead times to secure critical components, which could increase inventory obsolescence risk. We maintain a program of insurance coverage for a variety of property, casualty and other risks. The types and amounts of insurance we obtain vary depending on availability, cost and decisions with respect to risk retention. We have not been able to maintain insurance coverage at reasonable costs to address the risks posed by potential natural disasters. Instead, we rely on self-insurance and preventive safety measures. If a major natural disaster occurs, we may need to spend significant amounts to repair or replace our facilities and equipment, or make alternative arrangements in the event a vendor, subcontractor or partner’s facility or equipment was damaged, and we could suffer damages that could seriously harm our business, financial condition and results of operations.

Acquisition and integration of new businesses could disrupt our ongoing business, distract management and employees, increase our expenses or adversely affect our business.

A portion of any future growth may be accomplished through the acquisition of other entities.  The success of those acquisitions will depend, in part, on our ability to integrate the acquired personnel, operations, products, services and technologies into our organization, to retain and motivate key personnel of the acquired entities and to retain the customers of those entities.  The Company may not be able to identify suitable acquisition opportunities, obtain financing on acceptable terms to bring the acquisition to fruition or to integrate such personnel, operations, products or services.  The process of identifying and closing acquisition opportunities and integrating acquisitions into our operations may distract our management and employees, disrupt our ongoing business, increase our expenses and materially and adversely affect our operations.  The Company may also be subject to certain other risks if we acquire other entities, such as the assumption of additional liabilities.  The Company may issue additional equity securities or incur debt to pay for future acquisitions.

The failure to integrate our business and technologies with those of companies that we acquire could adversely affect our financial results.

We have made acquisitions and pursued other strategic relationships in the past and may pursue additional acquisitions in the future. If we fail to integrate these businesses successfully, our financial results may be seriously harmed. Integrating these businesses, people, products and services with our existing business could be expensive, time-consuming and a strain on our resources. Specific issues that we face with regard to prior and future acquisitions include:

●	integrating acquired technology or products;
●	integrating acquired products into our manufacturing facilities;
●	integrating different accounting policies and methodologies;
●	assimilating and retaining the personnel of the acquired companies;
●	overcoming cultural and operational differences that may arise between two companies;
●	coordinating and integrating geographically dispersed operations;
●	our ability to retain customers of the acquired company;
●	the potential disruption of our and our suppliers’ ongoing business and distraction of management;
●	the maintenance of brand recognition of acquired businesses;
●	the failure to successfully develop acquired in-process technology, resulting in the impairment of amounts currently capitalized as intangible assets;
●	unanticipated expenses related to technology integration;
●	the development and maintenance of uniform standards, controls, procedures and policies;
●	the impairment of relationships with employees and customers as a result of any integration of new management personnel; and
●	the potential unknown liabilities associated with acquired businesses.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

We are a California corporation, and we operate in the U.S., Singapore, Malaysia, Thailand and the PRC. Our wholly owned subsidiary, Trio-Tech International Pte. Ltd., Singapore, owns 100% of our entities located in the PRC (Trio-Tech (Tianjin) Co., Ltd., Trio-Tech (SIP) Co., Ltd. and Trio-Tech (Chongqing) Co. Ltd.); Trio-Tech (Bangkok) Co., Ltd in Thailand and 55% of Trio-Tech (Malaysia) Sdn. Bhd. in Malaysia. Our wholly owned subsidiary Trio-Tech (SIP) Co., Ltd. owns 100% of Trio-Tech (Jiangsu) Co., Ltd, located in the PRC, Suzhou.   The Company and its subsidiaries do not have any variable interest entities based in the PRC.

Because a portion of our operations are in the PRC, economic, political and legal developments in the PRC may significantly affect our business, financial condition, results of operations and prospects.  Further, our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could have a material effect on our business in China.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

We conduct a significant portion of our operations through our wholly owned subsidiaries in China, and are therefore subject to a number of risks associated with doing business in China. These risks include (i) regulatory oversight and government intervention: The PRC government has significant authority to influence or intervene in the operations of companies operating in China. Changes in laws, regulations, or government policies could materially affect our business, financial condition, and results of operations. For example, recent regulatory developments in areas such as data security, anti-monopoly enforcement, and foreign investment restrictions may impact our ability to operate or expand in China; (ii) legal and operational uncertainty: The legal system in China is evolving and may not provide the same level of predictability or protection as legal systems in more developed jurisdictions. Our ability to enforce contractual rights or obtain effective legal remedies may be limited; (iii) audit and disclosure risks: Our financial statements are audited by a Singapore-based audit firm; however, to the extent our China-based operations become material to our consolidated financials, we may be subject to increased scrutiny under the Holding Foreign Companies Accountable Act (HFCAA). If the Public Company Accounting Oversight Board (PCAOB) is unable to inspect our auditor’s work related to our China operations, our securities could be subject to delisting; (iv) restrictions on capital flows: The PRC imposes controls on the convertibility of the Renminbi and the remittance of currency across borders. These restrictions may limit our ability to transfer funds from our China subsidiary to our U.S. parent company, which could affect our liquidity and ability to pay dividends or service debt; and (v) Geopolitical and Trade Tensions: Escalating tensions between the U.S. and China, including tariffs, sanctions, and export controls, may adversely affect our supply chain, customer relationships, and access to key technologies or markets.

We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the United States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

The business and activities of the Company discussed in this Prospectus and in other past and future reports and announcements by the Company may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and assumptions regarding future activities and results of operations of the Company.

We are a California corporation, and we operate in the U.S., Singapore, Malaysia, Thailand and China. There is a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in PRC. Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. In light of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company:

●	market acceptance of Company products and services;
●	changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services;
●	the impact of competition;
●	problems with technology;
●	product development schedules;
●	delivery schedules;
●	changes in military or commercial testing specifications which could affect the market for the Company’s products and services;
●	difficulties in profitably integrating acquired businesses, if any, into the Company;
●	or the divestiture in the future of one or more business segments;
●

risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, the imposition of tariffs, local laws and restrictions and possible social, political and economic instability;

●	changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations;
●	further trade tension between U.S. and China;
●	inflation;
●	the war in Ukraine and Russia, the conflict between Israel and Hamas and the risk the current ceasefire will not hold;
●	other economic, financial and regulatory factors beyond the Company’s control and uncertainties relating to our ability to operate our business in China; and
●

uncertainties regarding the enforcement of laws and the fact that rules and regulation in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operation at any time, or may exert more control over foreign investment in China could result in a material change in our operations, financial performance and/or the value of our common stock.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the proceeds from this offering for certain capital expenditures, to finance possible acquisitions, to increase ownership or purchase the remaining equity in subsidiaries partially owned by the Company, and for general corporate purposes, including working capital. However, we have no current commitments or obligations to do so.

Pending other uses, we intend to invest our proceeds from this offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated Articles of Incorporation (“Charter”) authorize us to issue up to 15,000,000 shares of our common stock, no par value.

Transfer Agent

Our Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), located at 48 Wall Street, 23rd floor, New York, NY 10005

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable California law.

As of October 31, 2025, there were 4,350,555 shares of our common stock issued and outstanding, which were held by approximately 56 stockholders of record. There are 375,000 shares of common stock subject to outstanding stock options under our 2017 Employee Stock Option Plan (the “2017 Employee Plan”), and 451,000 shares of common stock subject to outstanding stock options under our 2017 Directors Equity Incentive Plan (the “2017 Directors Plan”).

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters. Stockholders have cumulative voting rights with respect to the election of directors, which means that the holders have a number of votes equal to the number of shares of such class held by each shareholder, multiplied by the number of directors to be elected by such class. A shareholder can cast all of its votes in favor of one candidate, or distribute them among the directors to be elected, as the shareholder may decide.

Dividends. Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We did not declare or pay any cash dividends on our common stock during the years ended June 30, 2025 or 2024, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Listing

Our common stock is listed on the NYSE American under the symbol “TRT.”

DESCRIPTION OF WARRANTS

Warrants

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock is offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●

the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which such common stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock;

●	pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;

●

issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

Units

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF CALIFORNIA LAW AND

OUR ARTICLES OF INCORPORATION AND BYLAWS

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in its management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that its shareholders might otherwise deem to be in their best interests. Among other things, the Articles and Bylaws:

●

provide that, except for a vacancy caused by the removal of a director by the shareholders or by court order, a vacancy on the board of directors may be filled by approval of a majority of the remaining directors, though less than a quorum, or by a sole remaining director;

●

provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of such notice; and

●

provide that, at a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate vote.

In addition, as a California corporation, we are subject to the provisions of Section 1203 of the California General Corporation Law, which requires us to provide a fairness opinion to our shareholders in connection with their consideration of any proposed “interested party” reorganization transaction.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●

our Annual Report on Form 10-K for the year ended June 30, 2025, filed on September 19, 2025 (including the portions of the registrant’s definitive proxy statement for the registrant’s 2025 annual meeting of stockholders incorporated by reference therein);

●	our Current Report on Form 8-K filed on July 7, 2025; and

●

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on September 28, 1998, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Trio-Tech International

Block 1008 Toa Payoh North

Unit 03-09 Singapore 318996

(65) 6265 3300

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Forvis Mazars LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2025 and 2024, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Forvis Mazars LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

$ 50,000,000

COMMON STOCK

WARRANTS

UNITS

PROSPECTUS

                             , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Commission registration fee.

	Amount

Commission Registration Fee		$6,728
Legal Fees and Expenses		$12,500
Accounting Fees and Expenses	$	*
Transfer Agent and Registrar fees and expenses	$	*
Miscellaneous Expenses	$	*
Total expenses	$	*

(1)	These fees and expenses are calculated based on the securities offerings and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. Our Second Amended and Restated Bylaws provide for mandatory indemnification of directors and officers, subject to the limitations set forth therein. Our Amended and Restated Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide the Company with the power to provide for indemnification for liability for monetary damages incurred by directors and officers of the Company, subject to certain limitations, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code. The Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

Exhibit Number	Description	Incorporation by Reference

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
3.1	Articles of Incorporation of Trio-Tech International	Exhibit 3.1 to the Registrant’s Annual Report on Form 10‑K for June 30, 1988
3.2	Second Amended and Restated Bylaws, as amended, of Trio-Tech International	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 12, 2024
4.1*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.2*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
5.1*	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm – Forvis Mazars LLP, filed herewith	Filed herewith
23.2*	Consent of Disclosure Law Group, a Professional Corporation	Filed herewith
24.1	Power of Attorney (located on signature page hereto)	Filed herewith
107	Filing Fee Table	Filed herewith

*	To be filed, if necessary, by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the country of Singapore on November 3, 2025.

TRIO-TECH INTERNATIONAL

By:	/s/ S. W. Yong
S. W. Yong
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. W. Yong as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ S.W.Yong	Chairman and Chief Executive Officer	November 3, 2025
S.W. Yong	(Principal Executive Officer)

/s/ Srinivasan Anitha	Chief Financial Officer	November 3, 2025
Srinivasan Anitha	(Principal Financial Officer)

/s/ Jason T. Adelman	Director	November 3, 2025
Jason T. Adelman

/s/ Richard M. Horowitz	Director	November 3, 2025
Richard M. Horowitz

/s/ Victor H. M. Ting	Director	November 3, 2025
Victor H. M. Ting